UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2021

SAUL CENTERS, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814-6522
(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code (301) 986-6200
Not Applicable
(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of exchange on which registered:
Common Stock, $0.01 par value	BFS	New York Stock Exchange
Depositary Shares each representing 1/100th of a share of 6.125% Series D Cumulative Redeemable Preferred Stock, Par Value $0.01 Per Share	BFS/PRD	New York Stock Exchange
Depositary Shares each representing 1/100th of a share of 6.000% Series E Cumulative Redeemable Preferred Stock, Par Value $0.01 Per Share	BFS/PRE	New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
    Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

On November 5, 2019, Saul Centers, Inc. (the “Company”) entered into an agreement (the "Contribution Agreement") to acquire from the B. F. Saul Real Estate Investment Trust (the “Trust”) approximately 6.8 acres of land and its leasehold interest in approximately 1.3 acres of contiguous land, together in each case with the improvements located thereon, located at the Twinbrook Metro Station in Rockville, Maryland (the “Contributed Property”). The Contributed Property is immediately adjacent to approximately 10 acres owned by the Company. In exchange for the Contributed Property, the Company will issue to the Trust 1,416,071 limited partnership units in the Operating Partnership (“OP Units”) at an agreed value of no less than $56.00 per OP Unit, representing an aggregate value of $79.3 million for the Contributed Property. Title to the Contributed Property and the OP Units were placed in escrow until certain conditions of the Contribution Agreement were satisfied.

On March 5, 2021, the Company entered into an amendment to the Contribution Agreement in which it and the Trust agreed to release to the Company from escrow the deed and assignment of the leasehold interest of the Contributed Property, as of that date, and reimburse the Trust for certain expenses pursuant to the Contribution Agreement. The OP Units will remain in escrow until the conditions of the original Contribution Agreement, as amended, are satisfied.

Since the date the Contribution Agreement was executed, a full Project Plan for redevelopment of a major mixed-use project spanning both the Company’s property and the Contributed Property has been finalized and is unappealable. The development rights under the Project Plan extend for a thirty-year term to 2049. A Site Plan allowing for development of a planned Phase I within the Contributed Property, which includes an 80,000 square foot Wegmans, adjacent small shop space, 450 apartments and a 230,000 square foot office building, was approved by the City of Rockville in 2020. The Site Plan is under appeal, but such appeal is not a technical or actual prohibition on moving forward with development.

The Company has acquired title to the property in order to have complete control over the final aspects of pre-development, project bidding, contractor selection and construction lender discussions in Phase I. This control will also assure the preservation of the Wegmans lease and its value to this site and, as importantly, to the Company’s adjacent holdings. The timing of construction will depend on building permit approvals and market conditions.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SAUL CENTERS, INC.
By:     /s/ Scott V. Schneider
Scott V. Schneider                                             Executive Vice President, Chief Financial Officer and Treasurer
Dated:    March 8, 2021